Exhibit 99.1

Contact: TomoTherapy Incorporated
Stephen C. Hathaway, CFO
608-824-2800

TomoTherapy Reports First Quarter Financial Results
Results in Line with Preliminary Announcement
Madison, Wis. – Apr. 28, 2008 – TomoTherapy Incorporated (NASDAQ: TOMO), producer of the Hi ·Art® treatment system for advanced radiation therapy, today released financial results for the first quarter ended March 31, 2008. The company’s performance is in line with preliminary results released on April 17, 2008.
For the first quarter of 2008, the company reported revenue of $38.9 million, versus $51.2 million in the first quarter of 2007. The net loss was $6.2 million, or negative $0.12 per share, compared to pro forma net income of $3.9 million, or $0.09 per diluted share, for the first quarter of 2007. The 2007 pro forma results do not include the accretion of redeemable convertible preferred stock of $134.9 million. Including the accretion, the net loss attributable to common shareholders was $131.1 million, or negative $12.13 per share, for the three months ended March 31, 2007.
First quarter operating expenses rose 28% to $20.2 million, as the company continued to build infrastructure for future growth. Because of the fixed nature of much of TomoTherapy’s customer service-related expenses, the lower revenue had a significant impact on margins, which declined to 21.1%.
The value of new sales orders received during the 2008 first quarter totaled $54.6 million, a 23% gain over the first quarter of 2007. The U.S. orders were especially strong, more than doubling year over year. As of March 31, 2008, TomoTherapy had a record revenue backlog of $260 million, a 60% increase from the backlog at March 31, 2007. The backlog represents firm customer orders for systems and does not include any revenue from service contracts, which are a growing portion of the company’s business. TomoTherapy generally recognizes revenue upon customer acceptance. This only happens after the system is installed and fully operational. Acceptance usually occurs three to four weeks after delivery.
“We believe the fundamentals of our business remain very strong,” said Fred Robertson, TomoTherapy’s CEO. “However, the first quarter was somewhat challenging from a financial performance standpoint due to the back-end loaded nature of our current backlog. We were pleased that the value of new orders increased year over year at a rate more than double the growth rate of the overall radiation oncology market. Orders were especially strong in the United States, where we saw a 118% rise from the first quarter of last year. The result was a record revenue backlog, and further affirmed our belief in the superiority of the Hi ·Art system to provide the best quality treatments to cancer patients.”
Outlook
For fiscal 2008, management anticipates revenue of $255 million to $290 million and net income per share in the range of $0.14 to $0.33 per diluted share.
Most of the company’s revenue is recognized based on the customer’s acceptance of the Hi ·Art system. Thus, quarter-to-quarter fluctuations in revenue are normal and should be expected. Management continues to believe that the strength of its business should be measured by annual revenues and growth in backlog.
Consistent with prior guidance, the company expects 30% to 40% of its revenue to be generated in the first half of 2008. Based on an analysis of TomoTherapy’s growing backlog and the anticipated timing of customers’ construction projects that must be completed prior to system delivery, management continues to expect 60% to 70% of its revenue to be generated in the second half of the year, building somewhat incrementally each quarter.
Concluded Robertson, “We are confident that TomoTherapy’s technology leadership will allow us to continue to increase our market share in 2008. While we have implemented certain controls over discretionary spending, we intend to continue to invest in strategies to deliver future profitable growth. These include initiatives to drive innovation, expand our global market presence, deliver best-in-class customer service, and enhance quality and reliability. We believe that these programs will drive current and future revenue growth.”
Investor Conference Call
TomoTherapy will conduct a conference call on its first quarter 2008 results at 5:00 p.m. EDT today (4:00 p.m. CDT). To hear a live Webcast or replay of the call, visit the Investor Relations page at TomoTherapy.com, where it will be archived for two weeks. To access the call via telephone, dial 1-866-271-5140 from inside the United States or 1-617-213-8893 from outside the United States, and enter passcode 51195234. The replay can be accessed by dialing 1-888-286-8010 from inside the United States or 1-617-801-6888 from outside the United States and entering passcode 44715707. The telephone replay will be available through 11:59 p.m. CDT on Wednesday, April 30, 2008.

About TomoTherapy Incorporated
TomoTherapy Incorporated has developed, manufactures and sells the TomoTherapy® Hi ·Art® treatment system, an advanced radiation therapy system for the treatment of a wide variety of cancers. The Hi ·Art treatment system combines integrated CT imaging with radiation therapy to deliver radiation treatment with speed and precision while reducing radiation exposure to surrounding healthy tissue, which can lead to improved patient outcomes. The company’s stock is traded on the NASDAQ Global Market under the symbol TOMO. To learn more about TomoTherapy, please visit TomoTherapy.com.
Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning market acceptance of our technology; growth drivers; the company’s orders, revenue, backlog or earnings growth; future financial results and any statements using the terms “should,” “believe,” “outlook,” “expect” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include: demand for the company’s products; impact of sales cycles and competitive products and pricing; the effect of economic conditions and currency exchange rates; the company’s ability to develop and commercialize new products; its reliance on sole or limited-source suppliers; its ability to increase gross margins; the company’s ability to meet U.S. Food and Drug Administration (FDA) and other regulatory agency product clearance and compliance requirements; the possibility that material product liability claims could harm future revenue or require the company to pay uninsured claims; the company’s ability to protect intellectual property; the impact of managed care initiatives, other health care reforms and/or third-party reimbursement levels for cancer care; potential loss of key distributors or key personnel; risk of interruptions to its operations due to terrorism, disease or other events beyond the company’s control; and the other risks listed from time to time in the company’s filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. TomoTherapy assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events or otherwise.

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31, 2008	March 31, 2007
Revenue	$38,900	$51,163
Cost of revenue	30,682	29,352

Gross profit	8,218	21,811

Operating expenses:
Research and development	9,525	7,155
Selling, general and administrative	10,668	8,625

Total operating expenses	20,193	15,780

Income (loss) from operations	(11,975)	6,031
Other income (expense):
Interest income	1,774	132
Interest expense	(11)	(38)
Other income (expense), net	(74)	7

Total other income	1,689	101

Income (loss) before income tax	(10,286)	6,132
Income tax expense (benefit)	(4,114)	2,246

Net income (loss)	(6,172)	3,886
Accretion of redeemable convertible preferred stock	—	(134,948)

Net loss attributable to common shareholders	$(6,172)	$(131,062)

Net loss per share attributable to common shareholders
Basic and diluted	$(0.12)	$(12.13)

Weighted average common shares outstanding used in computing net loss per share attributable to common shareholders
Basic and diluted	50,024	10,804

Proforma net income (loss) per share
Basic		$0.10

Diluted		$0.09

Weighted average common shares outstanding used in computing proforma net income (loss) per share attributable to common shareholders
Basic		37,591

Diluted		42,168

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	March 31,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$165,827	$191,780
Accounts receivable	37,543	44,596
Inventories	68,558	53,171
Deferred tax assets	6,832	3,433
Prepaid expenses and other current assets	2,615	1,622

Total current assets	281,375	294,602
Property and equipment, net	21,218	19,894
Deferred tax assets	6,082	6,027
Other non-current assets, net	7,523	6,642

TOTAL ASSETS	$316,198	$327,165

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$16,593	$17,655
Accrued expenses	14,493	21,699
Accrued warranties	7,268	7,973
Deferred revenue	16,088	15,517
Customer deposits	20,731	20,309

Total current liabilities	75,173	83,153
Other non-current liabilities	5,366	5,318

TOTAL LIABILITIES	80,539	88,471

TOTAL SHAREHOLDERS’ EQUITY	235,659	238,694

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$316,198	$327,165